SCHEDULE 14A
                               (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:

[X]  Preliminary Proxy Statement   [ ]  Confidential, for Use of the
                                        Commission Only (as permitted by
                                        Rule 14a-6(e)(2)
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              WEBS INDEX FUND, INC.
__________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

__________________________________________________________________________
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)  Title of each class of securities to which transaction applies:
__________________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:
__________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:
___________________________________________________________________________

(5)  Total fee paid:
___________________________________________________________________________

[ ]  Fee paid previously with preliminary materials.
___________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
___________________________________________________________________________

(2)  Form, Schedule or Registration Statement No.:
___________________________________________________________________________

(3)  Filing Party:
___________________________________________________________________________

(4)  Date Filed:

__________________________________________________________________________










                                                    Preliminary Copy
                                                    ________________

                           WEBS INDEX FUND, INC.

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

August __, 1998

To the Shareholders of WEBS Index Fund, Inc.:

    A special meeting of the shareholders of WEBS Index Fund, Inc. (the "Fund") will be held on October 2, 1998 at 10:00 a.m. (Eastern Time) in the offices of the Fund's administrator and fund accounting agent, PFPC Inc., at 400 Bellevue Parkway, Wilmington, Delaware 19809, for the following purposes:

    (1) to approve or disapprove a change of each WEBS Index Series' concentration policy; and

    (2) to transact such other business as may properly come before the special meeting or any adjournment thereof.

    The proposal referred to above is discussed in the Proxy Statement attached to this Notice. Each shareholder is invited to attend the special meeting in person. Shareholders of record at the close of business on August 17, 1998 have the right to vote at the special meeting. IF YOU CANNOT BE PRESENT AT THE SPECIAL MEETING, WE URGE YOU TO FILL IN, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN ORDER THAT THE SPECIAL MEETING MAY BE HELD AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED.

    IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK THAT YOU MAIL YOUR PROXY PROMPTLY NO MATTER HOW MANY SHARES YOU OWN.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

                                       By Order of the Board of Directors


                                       R. Sheldon Johnson
                                       Secretary

                         YOUR VOTE IS IMPORTANT.


                                                         Preliminary Copy
                                                         ________________



                          WEBS INDEX FUND, INC.
                             c/o PFPC Inc.
                          400 Bellevue Parkway
                        Wilmington, Delaware 19809
                          (800) 810-WEBS (9327)

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of WEBS Index Fund, Inc. (the "Fund") for use at the Fund's special meeting of shareholders to be held in the offices of the Fund's administrator and fund accounting agent, PFPC Inc., at 400 Bellevue Parkway, Wilmington, Delaware 19809, on October 2, 1998 at 10:00 a.m. (Eastern Time). Such special meeting and any adjournment thereof are hereinafter collectively referred to as the "Meeting." Each WEBS Index Series' shares are hereinafter referred to as "Shares."

    It is expected that the solicitation of proxies will be primarily by mail. The Fund's officers and service contractors may also solicit proxies by telephone, telegraph, facsimile or personal interview. The Fund will bear all proxy solicitation costs. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Fund a written notice of revocation or a subsequently executed proxy or by attending the Meeting and electing to vote in person. This Proxy Statement and the enclosed form of proxy (the "Proxy") are expected to be distributed to shareholders of each WEBS Index Series on or about August __, 1998.

    A Proxy is enclosed with respect to your Shares. The Proxy should be completed in full. Each Share is entitled to one vote.

    If a Proxy is executed properly and returned, the Shares represented by it will be voted at the Meeting in accordance with the instructions thereon. If you do not expect to be present at the Meeting and wish your Shares to be voted, please date and sign the enclosed Proxy and mail it in the enclosed reply envelope.

    THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO SHAREHOLDERS TO ANY SHAREHOLDER UPON REQUEST. THE FUND'S ANNUAL REPORT TO SHAREHOLDERS MAY BE OBTAINED FROM THE FUND BY SENDING A WRITTEN REQUEST TO THE FUND AT THE ADDRESS PROVIDED ABOVE, OR BY CALLING THE TOLL-FREE NUMBER PROVIDED ABOVE.







                                  PROPOSAL 1:

            APPROVAL OF A CHANGE IN THE FUND'S CONCENTRATION POLICY
                   (Each WEBS Index Series Voting Separately)

    Each WEBS Index Series of the Fund has a common concentration policy that governs when a WEBS Index Series will invest more than 25% of its assets in securities of an industry or industries. This policy cannot be changed without a vote of the shareholders of the Fund. The Board of Directors has approved, and recommends for your approval, changes to the concentration policy of each WEBS Index Series in order to alleviate the burdens imposed by the current policy and to improve the WEBS Index Series' ability to achieve their investment objectives.

    Each WEBS Index Series currently has a policy to concentrate its investments (that is, invest more than 25% of the value of its assets) in securities of issuers in an industry or industries if, and to the extent that, its benchmark index concentrates in the industry or industries, except when the concentration of the relevant benchmark index is the result of a single stock. As a result of this policy, each WEBS Index Series currently is required to maintain at least 25% of the value of its assets in securities of issuers in each industry where its benchmark index has a concentration of more than 25%, except when the concentration of the index is the result of a single stock. If the benchmark index for a WEBS Index Series has an industry concentration of more than 25% because of a single stock, the WEBS Index Series currently invests less than 25% of its assets in such stock and reallocates the excess to stocks in other industries.

    The current concentration policy was designed to deal with the fact that industry concentrations in the benchmark indices of the WEBS Index Series change from time to time, and that since the WEBS Index Series are index funds, their concentration policies must permit changes in concentration as the concentration of the benchmark indices change. The special provision for situations where a benchmark index is concentrated because of a single stock reflects a limitation imposed by the Internal Revenue Code, which generally prevents a WEBS Index Series from investing more than 25% of its total assets in the securities of any single issuer.

    As a result of the stock selection technique utilized by the Fund's investment adviser, and the need to comply with applicable regulatory requirements (particularly the diversification requirements of the Internal Revenue Code), the proportions of securities in the portfolio of a WEBS Index Series do not correspond to the proportions of securities in the relevant benchmark index. Instead, the WEBS Index Series typically hold a portion of the securities in the relevant benchmark index, and some WEBS Index Series (the Australia, Belgium, Hong Kong, Mexico (Free), Netherlands, Spain, Sweden and Switzerland WEBS Index Series) may hold stocks that are not in the benchmark index at all. Changes in concentration of a benchmark index are not necessarily "automatically" reflected in the concentration of a WEBS Index Series, because changes in the market prices of securities held by a WEBS Index Series may impact that WEBS Index Series differently than its benchmark index. Consequently, a benchmark index may become concentrated in an industry or group of industries at a time when the WEBS Index Series, despite maintaining an optimized portfolio that is designed to best achieve its investment objective, does not become so concentrated, and vice versa.

    The current concentration policy raises portfolio management issues, particularly when the benchmark index of a WEBS Index Series includes securities of an industry or group of industries that comprise in the range of 23% and 27% of the index (currently the situation with the Belgium WEBS Index Series, Hong Kong WEBS Index Series, Italy WEBS Index Series, Mexico
(Free) WEBS Index Series, Netherlands WEBS Index Series, Singapore (Free) WEBS Index Series and Switzerland WEBS Index Series). In these situations, relatively small changes in the market prices of the portfolio securities may cause the benchmark index to experience sudden and frequent "jumps" back and forth across the 25% industry concentration threshold, which in turn can cause sudden and frequent "disconnects" between the concentration (or nonconcentration) of a WEBS Index Series and its benchmark index. In order to maintain compliance with the current concentration policy in these circumstances, the Fund's investment adviser is required to "chase" the benchmark index back and forth across the 25% industry concentration threshold by making repeated adjustments to the portfolio of the WEBS Index Series. Such activity is contrary to the spirit of the Fund's investment objective and passive indexing approach, and results in the incurrence of transaction costs, and the realization of capital gains or losses, that would otherwise not be incurred or realized. Increased transaction costs due solely to the Fund's concentration policy adversely affect the WEBS Index Series' ability to track their benchmark indices. Such activity is also an administrative and compliance burden on the Fund and its investment adviser.

    In light of these issues, the investment adviser proposed to the Board of Directors that the concentration policy of each WEBS Index Series be changed to permit each WEBS Index Series greater flexibility to concentrate or not concentrate its investments, consistent with each WEBS Index Series' status as a passively managed index fund managed using optimization techniques that take into account applicable tax and other requirements. The Board of Directors has concluded that the proposed changes would be in the best interests of the Fund and its shareholders and approved such changes and now recommends them to shareholders for their approval. While to date the Fund's concentration policy has resulted in portfolio management issues for only the Austria WEBS Index Series, Belgium WEBS Index Series, Hong
Kong WEBS Index Series, Italy WEBS Index Series, Netherlands WEBS Index Series, Spain WEBS Index Series, Sweden WEBS Index Series and Switzerland WEBS Index Series, the Directors approved the change for all WEBS Index Series, on the theory that similar issues may arise for different WEBS
Index Series in the future and that a consistent approach across all of the WEBS Index Series is in the best interests of the Fund.

    The proposed new concentration policy for each WEBS Index Series is as follows:

         Consistent with its investment objective and other investment policies, each WEBS Index Series may invest more than 25% of the value of its net assets (i.e., it may concentrate) in stocks of an industry or group of industries, subject to applicable tax and other requirements, including the diversification requirements of the Internal Revenue Code.

    The proposed concentration policy would allow each WEBS Index Series sufficient flexibility to avoid the burdensome and potentially expensive activity of having to "chase" the concentration or nonconcentration of a benchmark index back and forth across the 25% industry concentration threshold solely because of the concentration policy. This concentration policy would also give each WEBS Index Series greater flexibility to seek its investment objective in light of the legal and regulatory requirements applicable to each WEBS Index Series. For example, in order to comply with the diversification requirements in the Internal Revenue Code, if as a result of the WEBS Index Series' indexing investment approach its investment in the stock of a single issuer (but for such diversification requirements) would account for more than 25% of a WEBS Index Series, the WEBS Index Series will invest less than 25% of its net assets in such stock and may reallocate the excess to other stocks in the same industry or group of industries and/or to stocks in other industries in accordance with its investment objective and other investment policies. In all cases, shareholders and prospective WEBS investors would have the assurance that a WEBS Index Series would not take actions with respect to concentration in a particular industry or group of industries that would be inconsistent with its investment objective and other investment policies.

    Shareholders of each WEBS Index Series will vote separately on this proposal. Each WEBS Index Series' change in concentration policy will require the approval by the lesser of (i) a majority of each WEBS Index Series' outstanding shares on August 17, 1998, or (ii) 67% of the shares voted, so long as more than 50% of the outstanding shares actually vote. In the event that Proposal 1 does not receive the affirmative vote of the holders of a majority of the outstanding Shares of each WEBS Index Series, the Board of Directors will consider other actions that may be taken, including such proposals as may be recommended by the Fund's investment adviser and counsel.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSED CHANGE IN THE CONCENTRATION POLICY.

                              VOTING INFORMATION

    RECORD DATE. Only shareholders of record at the close of business on August 17, 1998 will be entitled to vote at the Meeting. On that date, the number of outstanding Shares were as follows:

    WEBS Index Series                  Number of Shares Outstanding

      Australia
      Austria
      Belgium
      Canada
      France
      Germany
      Hong Kong
      Italy
      Japan
      Malaysia (Free)
      Mexico (Free)
      Netherlands
      Singapore (Free)
      Spain
      Sweden
      Switzerland
      United Kingdom

QUORUM. In the event that a quorum is not present at the Meeting, or in the event that a quorum is present at the Meeting but sufficient votes to approve the proposal are not received, the persons named as proxies, or their substitutes, may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. If a quorum is not present, the persons named as proxies will vote those proxies which they are entitled to vote FOR the proposal in favor of any adjournment, and will vote those proxies required to be voted AGAINST the proposal against any adjournment. A quorum is constituted with respect to each WEBS Index Series by the presence in person or by proxy of the holders of more than 50% of the outstanding shares of each WEBS Index Series entitled to vote at the Meeting. Shares represented by broker non-votes are treated as being present for purposes of determining a quorum. A vote cast does not include an abstention or the failure to vote for or against either proposal. Therefore, for purposes of determining the affirmative vote of a "majority of the outstanding shares," an abstention or the failure to vote, including a broker non-vote, will be the equivalent of a vote against the proposal.

ANNUAL MEETINGS. Consistent with its By-Laws and Maryland law, the Fund does not presently intend to hold annual meetings of shareholders except as required by the 1940 Act or other applicable law.


                       OTHER SHAREHOLDER INFORMATION

    On August 17, 1998, the name, address and share ownership of each person who owned of record 5% or more of the outstanding shares of each WEBS Index Series are listed in the following table:


                       [INSERT 5% SHAREHOLDER TABLE]

    As of August 17, 1998, the Directors and Officers of the Fund owned less than 1% of the outstanding Shares of the Fund.


       INFORMATION ABOUT THE ADVISER, ADMINISTRATOR, SUB-ADMINISTRATOR AND DISTRIBUTOR

    Barclays Global Fund Advisors (the "Adviser") serves as the Fund's investment adviser. The Adviser is located at 45 Fremont Street, San Francisco, California 94105.

    PFPC Inc. (the "Administrator") serves as the Fund's administrator and fund accounting agent. The Administrator is located at 400 Bellevue Parkway, Wilmington, Delaware 19809.

    Morgan Stanley Trust Company (the "Sub-Administrator") serves as the Fund's sub-administrator. The Sub-Administrator is located at 1 Pierrepont Plaza, 8th Floor, Brooklyn, New York 11201.

    Funds Distributor Inc. (the "Distributor") serves as the Fund's distributor. The Distributor is located at 60 State Street, Suite 1300, Boston, Massachusetts 02109.


                        SHAREHOLDER PROPOSALS

    A shareholder proposal intended to be represented at any meeting hereafter called must be received by the Fund within a reasonable time before the solicitation relating thereto is made in order to be included in the notice of meeting, proxy statement and form of proxy relating to such meeting. As noted above, it is not anticipated that shareholder meetings will be held on an annual basis. The submission by a shareholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal law.

                           OTHER MATTERS

    No business other than the matter described above is expected to come before the Meeting with respect to the Fund. Should any other matter requiring a vote of shareholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment in the interests of the Fund.

Dated: August __, 1998


SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.







                                                       Preliminary Copy
                                                       _______________

                                                         FORM OF PROXY

                      VOTE THIS PROXY CARD TODAY!
                         WEBS INDEX FUND, INC.
                      WILMINGTON, DELAWARE 19809

This proxy is solicited by the Board of Directors of Webs Index Fund, Inc. (the "Fund") for use at a special meeting of shareholders of the Fund to be held on October 2, 1998 at 10:00 a.m. (Eastern Time) in the offices of the Fund's administrator and accounting agent, PFPC Inc., At 400 Bellevue Parkway, Wilmington, Delaware 19809.

Please fold and detach card at perforation before mailing.
 ...........................................................................


WEBS INDEX FUND, INC.
The undersigned hereby appoints R. Sheldon Johnson, Gary M. Gardner and Mary Jane Maloney, and each of them, attorneys and proxies of the undersigned each with the power of substitution and resubstitution, to attend, vote and act for the undersigned at the above-referenced Special Meeting of Shareholders, and at any adjournment or adjournments thereof, casting votes according to the number of shares of the WEBS Index Series indicated on the reverse side of this proxy which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse side, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such Special Meeting, and hereby ratifying and confirming all that said attorneys and proxies, or each of them, may lawfully do by virtue hereof. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF THE FUND AND THE PROXY STATEMENT DATED
AUGUST __, 1998.


____________________________________________________________/____/98
Signature                 Title (if applicable)              Date

____________________________________________________________/____/98
Signature                 Title (if applicable)              Date

Please sign above exactly as name(s) appear(s) hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized officer. Each joint owner should sign personally. When signing as a fiduciary, please give full title as such.









                                                            FORM OF PROXY


Please fold and detach card at perforation before mailing.
 ...........................................................................


PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW USING BLUE OR BLACK INK. DO NOT USE RED INK OR PENCIL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This proxy will be voted as specified below with respect to the action to be taken on the following proposal. In the absence of any specification, this proxy will be voted in favor of the proposal.


        PROPOSAL                   FOR  AGAINST  ABSTAIN   SHARES VOTED
To approve or disapprove a change
of the concentration policy of the
WEBS Index Fund, Inc.

Australia WEBS Index Series        [ ]    [ ]     [ ]  _________________
Austria WEBS Index Series          [ ]    [ ]     [ ]  _________________
Belgium WEBS Index Series          [ ]    [ ]     [ ]  _________________
Canada WEBS Index Series           [ ]    [ ]     [ ]  _________________
France WEBS Index Series           [ ]    [ ]     [ ]  _________________
Germany WEBS Index Series          [ ]    [ ]     [ ]  _________________
Hong Kong WEBS Index Series        [ ]    [ ]     [ ]  _________________
Italy WEBS Index Series            [ ]    [ ]     [ ]  _________________
Japan WEBS Index Series            [ ]    [ ]     [ ]  _________________
Malaysia (Free) WEBS Index Series  [ ]    [ ]     [ ]  _________________
Mexico (Free) WEBS Index Series    [ ]    [ ]     [ ]  _________________
Netherlands WEBS Index Series      [ ]    [ ]     [ ]  _________________
Singapore  (Free) WEBS Index Series[ ]    [ ]     [ ]  _________________
Spain WEBS Index Series            [ ]    [ ]     [ ]  _________________
Sweden WEBS Index Series           [ ]    [ ]     [ ]  _________________
Switzerland WEBS Index Series      [ ]    [ ]     [ ]  _________________
United Kingdom WEBS Index Series   [ ]    [ ]     [ ]  _________________

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.








                         SULLIVAN & CROMWELL
                      1701 Pennsylvania Ave., N.W.
                      Washington, D.C. 20006-5805



                                                   August 10, 1998




VIA EDGAR

Securities and Exchange Commision,
  Judiciary Plaza,
    450 Fifth Street, NW,
      Washington, D.C.  20549.

Re:  WEBS Index Fund, Inc. (the "Fund"):
     Preliminary Proxy Statement

Ladies and Gentlemen:

     On behalf of the Fund, we hereby transmit for filing pursuant to the Securities Exchange Act of 1934 (the "1934 Act") and the Investment Company Act of 1940 (the "1940 Act"), as amended, the preliminary notice of meeting, the preliminary proxy statement (the "Preliminary Proxy Statement") and the form of proxy card relating to a special meeting of shareholders of the Fund.

     The purpose of the special meeting of shareholders is to approve or disapprove a change to the concentration policy of each WEBS Index Series.


     The Board of Directors of the Fund has approved amendments to the concentration policy of each WEBS Index Series in order to afford each WEBS Index Series greater flexibility to concentrate or not concentrate its investments, consistent with its status as an index fund managed using optimization techniques and with applicable tax and other requirements.
As described in detail in the Preliminary Proxy Statement, the Directors believe that the proposed concentration policy would (i) allow a WEBS Index Series sufficient flexibility to avoid the burdensome and potentially expensive activity of having to "chase" the concentration or nonconcentration of a benchmark index back and forth across the 25% concentration threshold solely as a result of the concentration policy;
and (ii) provide WEBS investors with assurance that a WEBS Index Series will not take actions with respect to concentration in a particular industry or group of industries that would be inconsistent with its investment objective and other investment policies.

     The Board believes that the proposed changes to the Fund's concentration policy are in the best interests of the Fund and its shareholders and that the current concentration policy (which was designed to comply with recently rescinded Guide 19 to Form N-1A) is unduly restrictive. In light of the fact that each WEBS Index Series is an "index" fund, the Fund is of the view that the proposed concentration policy is not inconsistent with Sections 8(b)(1) and 13(a)(3) of the 1940 Act.

     Any questions or comments concerning this filing may be directed to the undersigned at (202) 956-7550.



                                                   Sincerely yours,



                                                   /s/ Paul J. McElroy

                                                   Paul J. McElroy

(Enclosure)